Exhibit 99.1

February 7, 2006

STERICYCLE, INC. REPORTS RESULTS
FOR FOURTH QUARTER AND FULL YEAR 2005

Lake Forest, Illinois, February 7, 2006 - Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the fourth quarter and full year of 2005.

FOURTH QUARTER RESULTS
Revenues for the quarter ended December 31, 2005 were $166.6 million, up 19.9% from $138.9 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $16.9 million in revenues for the quarter. Gross profit was $74.2 million, up 22.6% from $60.5 million in the same quarter last year. Gross profit as a percent of revenues was 44.6% versus 43.6% in the fourth quarter of 2004.

After the effect of the charges for the preliminary settlement and related legal expenses of the 3CI class action litigation that we announced in November 2005, write-down of a note receivable with our former South African joint venture, and loan refinancing expenses, generally accepted accounting principles ("GAAP") net income for the fourth quarter of 2005 was $0.1 million or $0.00 per diluted share compared with GAAP net income of $19.1 million or $0.42 per diluted share for the same quarter last year.

Non-GAAP net income for the fourth quarter of 2005 was $25.2 million or $0.56 per diluted share compared with non-GAAP net income of $21.7 million or $0.47 per diluted share for the same quarter last year.

Non-GAAP net income and earnings per diluted share for the fourth quarter of 2005 excludes the charges for the preliminary settlement and related legal expenses of the 3CI class action litigation that we announced in November 2005, write-down of a note receivable with our former South African joint venture, and loan refinancing expenses (please see table below). Non-GAAP net income and earnings per diluted share for the fourth quarter of 2004 excludes the write-off of loan refinancing expenses.

FULL YEAR RESULTS

For the full year ended December 31, 2005, revenues increased to $609.5 million, up 18.1% from $516.2 million in 2004. Gross profit was $268.0 million, up 17.5% from $228.2 million in 2004. Gross profit as a percent of revenues was 44.0% versus 44.2% last year.

GAAP net income for the year was $68.3 million or $1.51 per diluted share compared with GAAP net income of $78.2 million or $1.69 per diluted share in 2004

Non-GAAP net income for the year was $94.0 million, or $2.07 per diluted share compared to $81.6 million, or $1.77 per diluted share for 2004. Non-GAAP net income and earnings per diluted share for 2005 exclude the same items excluded for the fourth quarter of 2005 (described above) and non-cash impairment of property, plant and equipment in 2005 and 2004, respectively (please see table below).

During the quarter, we increased our revolving credit facility from $400.0 million to $550.0 million. Our total debt to capitalization percentage ratio at December 31, 2005 was 40.8% versus 29.1% at December 31, 2004.

Cash flow from operations was $94.3 million for 2005, after deducting $23.4 million (net of tax) for the preliminary settlement of the 3CI class action litigation. Cash flow and increased loan balances were used to strengthen our business and funded $139.7 million in acquisitions and international investments, $60.7 million in stock repurchases and $26.3 million in capital spending.

For more information about Stericycle, please visit our website at www.stericycle.com.

USE OF NON-GAAP FINANCIAL MEASURES

Stericycle's management believes that non-GAAP measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses that may not be indicative of our core business operating results. Stericycle believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing Stericycle's performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to historical performance. We include these non-GAAP financial measures because we believe they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making. The non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. The non-GAAP information excludes items such as special charges, which may have a material effect on our net income and net income per share calculated in accordance with GAAP. We exclude these charges and the related tax benefit from the charges when analyzing our financial results as the items are distinguishable events and have no impact to our ongoing results of operations. We believe that by viewing our results of operations excluding these charges, investors are given an indication of the ongoing results of our operations.

STERICYCLE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP INFORMATION TO NON-GAAP INFORMATION
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                    Three Months Ended                  Year Ended
                                                       December 31,                    December 31,
                                                 -----------------------             ----------------
                                                  2005          2004               2005            2004
                                              -----------    -----------      -----------      -----------
GAAP net income...........................     $     71      $  19,059        $  68,251        $  78,178
                                              -----------    -----------      -----------      -----------
Special charges, net of tax
   (1) settlement of 3CI litigation.......       23,433           --             23,433             --
   (2) loan refinancing expenses..........          153          2,631              273            2,750
   (3) note receivable write-down.........        1,522           --              1,522             --
   (4) fixed asset impairment.............        --              --                532              710
                                              -----------    -----------      -----------      -----------
NON-GAAP net income.......................     $ 25,179      $  21,690        $  94,011        $  81,638
                                              ===========    ===========      ===========      ===========

GAAP earnings per share-diluted...........     $   0.00      $    0.42        $    1.51        $    1.69
                                              ===========    ===========      ===========      ===========
Non-GAAP earnings per share-diluted.......     $   0.56      $    0.47        $    2.07        $    1.77
                                              ===========    ===========      ===========      ===========

Diluted shares used in calculation........     45,225,135     45,858,482       45,310,509       46,195,897
                                              ===========    ===========      ===========      ===========

(1) The preliminary settlement of 3CI litigation includes the $36.5 million pre-tax charge for the settlement and related legal expenses of the 3CI class action litigation which we announced in November 2005. The charge was $23.4 million, net of tax, or ($0.52) per diluted share.

(2) In fourth quarter of 2005 our Mexican subsidiary replaced its $9.9 million credit facility with a new $15.3 million credit facility and incurred a $0.25 million pre-tax non-cash write-off of deferred financing fees. The total impact in the fourth quarter was $0.2 million, net of tax, or ($0.01) per diluted share. In June, 2005 we replaced our senior secured credit facility with a $400.0 million senior unsecured credit facility and incurred a $0.2 million pre-tax non-cash write-off of deferred financing fees. The impact of the June 2005 write-off and the fourth quarter charge was $0.3 million, net of tax, or ($0.01) per diluted share.

During the quarter ended June 30, 2004 we amended our senior secured credit facility and paid $0.3 million pre-tax in loan amendment fees. During the quarter ended December 31, 2004 we repurchased and retired $50.9 million of our senior subordinated notes and incurred $3.1 million pre-tax of bond redemption premium expenses and $1.1 million pre-tax of non-cash write-off of deferred financing fees. The impact of the items on the quarter ended December 31, 2004 was $2.6 million, net of tax, or ($0.06) per diluted share. The impact of the 2004 items on the entire year was $2.8 million, net of tax, or ($0.06) per diluted share.

(3) In December 2005 we wrote-down the note receivable issued to our former South African joint venture in 2004 by $2.5 million pre-tax. The impact of the write-down was $1.5 million, net of tax, or ($0.03) per diluted share.

(4) During the quarter ended September 30, 2005 3CI Complete Compliance Corporation, of which we own the majority of the common stock, recorded a pre-tax non-cash impairment charge of $0.9 million on it Springhill, Louisiana building and property. The impact of this impairment charge was $0.5 million, net of tax, or ($0.01) per diluted share.

During the quarter ended June 30, 2004 we idled incinerator equipment and related spare parts and recorded a non-cash charge of $1.2 million pre-tax. The impact of this charge was $0.7 million, net of tax, or ($0.02) per diluted share.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include difficulties in completing the integration of acquired businesses, changes in governmental regulation of medical waste collection and treatment, and increases in transportation and other operating costs, as well as the various other factors identified in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                           December 31,  December 31,
                                                               2005          2004
                                                           ------------  ------------
                                                            (unaudited)    (audited)
                         ASSETS
Current assets:
  Cash and cash equivalents.............................. $      7,825  $      7,850
  Short-term investments.................................          720            99
  Accounts receivable, less allowance for doubtful
    accounts of $4,810 in 2005 and $4,188 in 2004........      103,703        74,888
  Parts and supplies.....................................        5,263         4,259
  Prepaid expenses.......................................        6,523         6,716
  Notes receivable.......................................        3,164         3,423
  Deferred tax asset.....................................       13,296        13,296
  Other current assets...................................        3,392         4,961
                                                           ------------  ------------
         Total current assets............................      143,886       115,492
                                                           ------------  ------------
Property, plant and equipment, net.......................      136,220       135,512
Other assets:

  Goodwill,net...........................................      685,169       516,808
  Intangible assets, less accumulated amortization of
    $9,334, in 2005 and $7,951 in 2004...................       63,072        50,800
  Notes receivable.......................................       10,672         9,517
  Other..................................................        9,916         6,012
                                                           ------------  ------------
         Total other assets..............................      768,829       583,137
                                                           ------------  ------------
   Total assets.......................................... $  1,048,935  $    834,141
                                                           ============  ============

          LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt...................... $     12,044  $     13,218
  Accounts payable.......................................       27,872        17,998
  Accrued liabilities....................................       48,678        44,411
  Deferred revenue.......................................       10,394         7,611
                                                           ------------  ------------
         Total current liabilities.......................       98,988        83,238
                                                           ------------  ------------
Long-term debt, net of current portion...................      348,841       190,431
Deferred income taxes....................................       71,499        57,477
Other liabilities........................................        6,876         7,623
Common shareholders' equity:
  Common stock (par value $.01 per share, 80,000,000
  shares authorized, 44,149,722 issued and outstanding
  in 2005, 44,732,070 issued and outstanding in 2004)....          442           448
Additional paid-in capital...............................      259,075       298,046
Accumulated other comprehensive income...................          546         2,461
Retained earnings........................................      262,668       194,417
                                                           ------------  ------------
         Total shareholders' equity......................      522,731       495,372
                                                           ------------  ------------
  Total liabilities and shareholders' equity............. $  1,048,935  $    834,141
                                                           ============  ============

Total debt to capitalization percentage ratio............         40.8%        29.1%
Calculation of total debt to capitalization percentage ratio:
Total debt............................................... $    360,885  $    203,649
Shareholders' equity.....................................      522,731       495,372
                                                           ------------  ------------
Capitalization........................................... $    883,616  $    699,021

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                       Three Months Ended December 31,                     Year Ended December 31,
                                            --------------------------------------------    ---------------------------------------------
                                               (unaudited)            (unaudited)              (unaudited)              (audited)
                                                   2005                   2004                     2005                    2004
                                            --------------------   ---------------------    ---------------------   ---------------------
                                                 $      % of Rev        $      % of Rev          $      % of Rev         $      % of Rev
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Revenues.................................. $   166,555    100.0% $   138,890     100.0%  $   609,457     100.0% $   516,228     100.0

  Cost of revenues........................      92,318     55.4        78,341      56.4        341,420      56.0       288,022      55.8
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Gross profit                                    74,237     44.6        60,549      43.6        268,037      44.0       228,206      44.2
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
  Selling, general and
    administrative expenses...............      28,153     16.9        21,587      15.5         96,436      15.8        78,193      15.1
  Amortization............................         425      0.3           631       0.5          1,596       0.3          2430       0.5
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
     Total SG&A expenses and amortization.      28,578     17.2        22,218      16.0         98,032      16.1        80,623      15.6
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
  Income from operations before
    acquisition related  charges..........      45,659     27.4        38,331      27.6        170,005      27.9       147,583      28.6

  Write off of fixed assets...............          --       --            --        --            872       0.1         1,155       0.2
  Acquisition-related costs...............         334      0.2           187       0.1            778       0.1           773       0.1
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Income from operations....................      45,325     27.2        38,144      27.5        168,355      27.6       145,655      28.2
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Other income (expense):
  Interest income.........................         336      0.2           272       0.2            764       0.1           558       0.1
  Interest expense........................      (4,163)    (2.5)       (2,807)     (2.0)       (13,011)     (2.1)      (11,186)     (2.2)
  Loan refinancing expenses...............        (250)    (0.2)       (4,241)     (3.1)          (447)     (0.1)       (4,574)     (0.9)
  Write-down of note receivable with
    former joint venture..................      (2,495)    (1.5)           --        --         (2,495)     (0.4)           --        --
  Legal settlement of 3CI class
    action litigation.....................     (36,481)   (21.9)           --        --        (36,481)     (6.0)           --        --
  Other expense, net......................        (586)    (0.4)         (647)     (0.5)        (2,882)     (0.5)       (1,889)     (0.4)
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
     Total other income (expense).........     (43,639)   (26.2)       (7,423)     (5.3)       (54,552)     (9.0)      (17,091)     (3.3)
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Income before income taxes................       1,686      1.0        30,721      22.1        113,803      18.7       128,564      24.9
Income tax expense........................       1,615      1.0        11,662       8.4         45,552       7.5        50,386       9.8
                                            ----------- --------   ----------- ---------    ----------- ---------   ----------- ---------
Net income................................ $        71       -- % $    19,059      13.7%  $    68,251      11.2% $    78,178      15.1
                                            =========== ========   =========== =========    =========== =========   =========== =========

Earnings per share - diluted.............. $      0.00            $      0.42              $      1.51             $      1.69
                                            ===========            ===========              ===========             ===========
Weighted average number of common
  shares outstanding - diluted............  45,225,135             45,858,482               45,310,509              46,195,897
                                            ===========            ===========              ===========             ===========

STERICYCLE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

                                                                 For the year ended
                                                                     December 31,
                                                                 ----------------------
                                                                    2005        2004
                                                                 ----------  ----------
                                                                 (unaudited) (audited)
OPERATING ACTIVITIES:
Net income..................................................... $   68,251  $   78,178
Adjustments to reconcile net income to net cash
  provided by operating activities:
    Stock compensation expense.................................         27          21
    Loss on sale of and impairment property and equipment......        872       1,515
    Write-off deferred financing fees..........................        447       1,094
    Write-down note receivable with former joint venture.......      2,495          --
    Fees paid for extinguishment of senior subordinated debt...         --       3,147
    Tax benefit of disqualifying dispositions
      of stock options.........................................      7,432       7,719
    Depreciation...............................................     19,835      19,373
    Amortization...............................................      1,596       2,430
    Deferred income taxes......................................     13,620      13,849
Changes in operating assets and liabilities, net of
  effect of acquisitions:
    Accounts receivable........................................    (19,679)     (4,986)
    Parts and supplies.........................................       (962)       (494)
    Prepaid expenses and other assets..........................     (1,909)      6,301
    Accounts payable...........................................      7,393      (5,123)
    Accrued liabilities........................................     (7,828)     (5,926)
    Deferred revenue...........................................      2,737      (2,487)
                                                                 ----------  ----------
Net cash provided by operating activities......................     94,327**   114,611
                                                                 ----------  ----------
INVESTING ACTIVITIES:
  Payments for acquisitions and international
    investments, net of cash acquired..........................   (139,696)    (72,408)
  Proceeds from maturity/(purchases)of short-term investments..       (621)        542
  Proceeds from sale of assets.................................     10,328          --
  Proceeds from sale of property and equipment.................        302          85
  Capital expenditures.........................................    (26,314)    (33,312)
                                                                 ----------  ----------
Net cash used in investing activities..........................   (156,001)   (105,093)
                                                                 ----------  ----------
FINANCING ACTIVITIES:
  Proceeds from issuance of note payable.......................        735      12,435
  Repayment of long-term debt..................................    (12,845)     (4,402)
  Repayment of senior subordinated debt........................         --     (54,012)
  Payments of deferred financing fees..........................     (1,484)         --
  Net borrowings on 2001 senior credit facility................     27,500      61,695
  Repayment of 2001 senior credit facility.....................   (198,853)         --
  Borrowings on 2005 senior credit facility....................    371,522          --
  Repayments on 2005 senior credit facility....................    (79,853)         --
  Principal payments on capital lease obligations..............       (795)       (996)
  Purchase/cancellation of common stock........................    (60,657)    (34,847)
  Proceeds from other issuances of common stock................     14,230      13,186
                                                                 ----------  ----------
Net cash provided by (used in) financing activities............     59,500      (6,941)
                                                                 ----------  ----------
Effect of exchange rate changes on cash........................      2,149      (1,967)
                                                                 ----------  ----------
Net (decrease) increase in cash and cash equivalents...........        (25)        610
Cash and cash equivalents at beginning of period...............      7,850       7,240
                                                                 ----------  ----------
Cash and cash equivalents at end of period..................... $    7,825  $    7,850
                                                                 ==========  ==========
Non-cash activities:
Net issuances of common stock for certain acquisitions......... $       --  $      441
Net issuances of notes payable for certain acquisitions........ $   49,736  $   17,795

**In 2005 after deducting $23.4 million, net of tax, for the preliminary settlement of 3CI class action litigation